AUL AMERICAN SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

     AUL AMERICAN SERIES FUND, INC., a Maryland corporation, registered as an open-end, diversified management investment company under the Investment Company Act of 1940, having a principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation dated July 26, 1989, as amended by Articles Supplementary filed on April 5, 1990, May 22, 1995, September 5, 1997 and October 1, 1997, have previously authorized two hundred fifty million
(250,000,000) shares of Common Stock, par value of $.001 per share, with an aggregate par value of $250,000 with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof as set forth in the Articles of Incorporation as amended, and whereas the Articles of Incorporation as amended have provided for the allocation of two hundred thirty million (230,000,000) shares of Common Stock in the following classes, each class consisting of the number of shares and having the designations indicated:


AUL American Equity Portfolio Common Stock                        20 million

AUL American Bond Portfolio Common Stock                          20 million

AUL American Money Market Portfolio Common Stock                 125 million

AUL American Managed Portfolio Common Stock                       40 million

AUL American Tactical Asset Allocation Portfolio Common Stock     25 million and

the remaining 20 million shares shall be authorized but unallocated.

     SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on November 19, 1997, adopted resolutions authorizing the Corporation to issue an additional seventy-five million (75,000,000) shares of Common Stock, par value of $.001 per share, and classifying said seventy-five million (75,000,000) of the authorized but unissued shares as follows: twenty-five million (25,000,000) of the authorized but unissued shares classified as shares of AUL American Conservative Investor Portfolio Common Stock, twenty- five million (25,000,000) of the authorized but unissued shares classified as shares of AUL American Moderate Investor Portfolio, and twenty-five million (25,000,000) of the authorized but unissued shares classified as shares of AUL American Aggressive Investor Portfolio, so that immediately after the effectiveness of these Articles Supplementary, the Corporation has authority to issue three hundred twenty-five million (325,000,000)] shares of Common Stock, par value $.001 per share, and aggregate par value of $325,000 of which the Board of Directors has classified three hundred and five million (305,000,000) shares as follows:


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AUL American Equity Portfolio Common Stock                        20 million

AUL American Bond Portfolio Common Stock                          20 million

AUL American Money Market Portfolio Common Stock                 125 million

AUL American Managed Portfolio Common Stock                       40 million

AUL American Tactical Asset Allocation Portfolio Common Stock     25 million

AUL American Conservative Investor Portfolio Common Stock         25 million

AUL American Moderate Investor Portfolio Common Stock             25 million

AUL American Aggressive Investor Portfolio Common Stock           25 million and

         the remaining 20 million shares shall be authorized but unallocated.

     THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock are as set forth in the Articles of Incorporation as amended, of the Corporation.

     FOURTH: The shares of the Corporation classified pursuant to Section 2-105(c) of Corporations and Associations Article, Maryland Public General Laws and pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Articles of Incorporation.

IN WITNESS WHEREOF, AUL AMERICAN SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


Date: November 19, 1997                AUL AMERICAN SERIES FUND, INC.

                                   By: ______________________________________
                                      James W. Murphy, Chairman of the Board and
                                        President

ATTEST:

By:      ________________________________
        Richard A. Wacker, Secretary